UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2007, Dyadic International, Inc. (the “Registrant”) received a second notice from The American Stock Exchange (the "Exchange") indicating that the Registrant continues to be in violation of the Exchange’s continued listing standards specified in Sections 134 and 1101 of the Exchange’s Company Guide because the Registrant has yet to file with the Securities and Exchange Commission (“SEC”) its Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007.

The Registrant’s plan of compliance, previously filed with the Exchange on June 18, 2007, in connection with its delinquent Form 10-QSB for the quarter ended March 31, 2007 and accepted by the Exchange on July 2, 2007, is still in effect, as it demonstrates the Registrant’s ability to regain compliance with its filing obligations by the end of the plan period, which has been determined to be no later than November 16, 2007. Therefore, the Registrant is not required to file with the Exchange a new plan of compliance. However, if the Registrant is not in compliance with all of the Exchange’s continued listing standards by the end of the plan period or does not make progress consistent with the plan prior to the end of the plan period, the Exchange will initiate delisting proceedings against the Registrant as appropriate pursuant to Section 1009 of the Exchange’s Company Guide.

The Registrant will not be deemed to have regained compliance with the Exchange’s continued listing standards, and trading in the Registrant's common stock will not resume on the Exchange, until the Registrant is current with the filing of its SEC quarterly reports and other SEC periodic reports, which it anticipates will occur by the end of the plan period.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated August 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: August 28, 2007    By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Interim Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated August 28, 2007